UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                                    FORM 8-K
                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934
        Date of Report (Date of earliest event reported):  March 21, 2003
                                                           --------------
                                Semele Group Inc.
             (Exact name of registrant as specified in its charter)
     Delaware                      0-16886                36-3465422
(State or other jurisdiction     (Commission            (IRS  Employer
 of  incorporation)              File  Number)        Identification  No.)


     200  Nyala  Farms,  Westport,  Connecticut                         06880
     (Address of principal executive offices)                         (Zip Code)


Registrant's  telephone  number,  including  area  code:  (203)  341-0555
                                                          ---------------




          (Former name or former address, if changed since last report)

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                                Semele Group Inc.
                                    Form 8-K



Item  5.  Other  Events
          -------------

On March 31, 2003, Semele Group Inc announced the Sale of A Majority Interest in its Rancho Malibu Limited Partnership (the "Parntership"), to RMLP, Inc., a
Subsidiary of PLM International, Inc. ("PLM"). The Partnership owns and is developing approximately 270 acres of land in Malibu, California, known as the Estates at Rancho Malibu ("the Estates"). The Estates are located in the Encinial Canyon community of Malibu and will consist of 46 custom lot pads in a single-family luxury residential subdivision and will be the first ocean view single-family development in Malibu in several years. The Partnership has obtained regulatory permits and has substantially completed construction of an off-site waterline and planned the development's infrastructure.

PLM owns and manages an equity interest in a diversified portfolio of transportation and related equipment for various investment programs sponsored by PLM. PLM formed RMLP, Inc., a subsidiary, for the purpose of this acquisition. In addition to the potential return from the development of the Estates, PLM anticipates that it will receive certain tax benefits. Upon consummation of the transaction pursuant to its terms Semele will be a 15.2% owner of common stock of RMLP, Inc. Semele also has an ownership interest in the indirect parents of PLM International, Inc.

                                   SIGNATURES
                                   ----------
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:     March  21,  2003          SEMELE  GROUP  INC.


By:  ______________________________________
     Name:  Richard  K  Brock
     Title:    Chief  Financial  Officer  and  Treasurer




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                                  EXHIBIT INDEX
                                  -------------


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
Exhibit
Number   Exhibit Name                                                   Location
-------  -------------------------------------------------------------  --------------


         Press Release for Semele's Announcement of the Sale of a
         Majority Interest in its Ranch Malibu Limited Partnership, to
99.1     RMLP, Inc. a Subsidiary of PLM International, Inc.             Filed herewith


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